EXHIBIT 4.2



                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated July 12, 1999 on the statements of condition and related securities portfolios of Van Kampen Focus Portfolios, Series 164 as of July 12, 1999 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "OTHER MATTERS-INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS."



                                                              GRANT THORNTON LLP

Chicago, Illinois
July 12, 1999